CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Changes In and Disagreements with Accountants on Accounting and Financial Disclosures" in the Form 10-K and to the use of our report on MVC Capital dated January 23, 2004 in this Registration Statement (Form 10-K No. 000-28405) of MeVC Draper Fisher Jurvetson Fund Inc. D/B/A MVC Capital.





                                                ERNST & YOUNG LLP


New York, New York
January 29, 2004